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                                                               Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UIC 401(k) Retirement Savings Plan of United Industrial Corporation and in the related prospectus of our report dated December 19, 1994, with respect to the financial statements and supplemental schedules of the UIC 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                             /s/ Ernst & Young LLP

     Baltimore, Maryland
     December 20, 1994













































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